Exhibit 10.6

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair

Michael B. Bracy

Robert M. Burks, Jr.

Deloris R. Duquette

C.R. Dwiggins, Jr.

Kirby A. Dyess

Larry H. Eggleston

Jon E. Eliassen

Charles H. Gaylord

Thomas S. Glanville

Steven M. Helmbrecht

John W. Holleran

Philippe Le Bris

Chuck McAtee

Philip C. Mezey

Sharon L. Nelson

Carl W. Porter

Gary E. Pruitt

Marcel Regnier

Jared P. Serff

Malcolm Unsworth

Russell E. Vanos

Robert W. Whitney

Graham M. Wilson